UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 29, 2022

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2022, Growlife, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with AJB Capital Investments, LLC (“AJB”) and issued a Promissory Note in the principal amount of $1,870,000.00 (the “AJB Note”) to AJB pursuant to the SPA. The AJB Note carries an original issue discount of $168,300 (the “OID”), to cover AJB’s monitoring costs associated. Taking into account the OID, and per the term of the SPA and Note, the Company received aggregate proceeds in the amount of $121,700 to the Company, with $970,000 retained by AJB for the repayment of all amounts due and owing under those certain promissory notes dated May 18, 2022, and September 28, 2022 (the “Previous Notes”), issued in favor of AJB, and AJB shall return to the Company commitment shares issued and owed under the Previous Notes, inclusive of their guaranteed value as set forth in the Previous Notes, and the value of  those commitment shares was added to the principal amount of the Note. Accordingly, the Previous Notes are fully repaid and thereby retired.

The AJB Note interest at 10% a year, along with any and all other amounts, shall be due and owing on June 30, 2023 (the “Maturity Date”), with accrued interest payments payable on the 1st day of each month. Additionally. under the terms of the AJB Note, the Company may not sell a significant portion of its assets without the approval of AJB, may not issue additional debt that is not subordinate to AJB, must comply with the Company’s reporting requirements under the Securities Exchange Act of 1934, and must maintain the listing of the Company’s common stock on the OTC Market or other exchange, among other restrictions and requirements. The Company’s failure to make required payments under the note or to comply with any of these covenants, among other matters, would constitute an event of default. Upon an event of default under the SPA or AJB Note, the Note bears interest at 18%, AJB may immediately accelerate the AJB Note due date, AJB may convert the amount outstanding under the Note into shares of the Company’s common stock at a discount to the market price of the stock, and AJB will be entitled to its costs of collection, among other penalties and remedies.

The Company provided customary representations and covenants to AJB in the SPA and the AJB Note. Also pursuant to the SPA, the Company paid AJB a commitment fee of 700,000 unregistered shares of the company’s common stock (the “Commitment Fee Shares”). In addition, the Company entered into a Registration Rights Agreement with AJB (the “Registration Agreement”) pursuant to which the Company agreed to file with the Securities and Exchange Commission a Form S-1 by no later than 180 days from the date of the AJB Note covering the resale of all the then existing AJB shares.

The SPA, Note and Security Agreement are filed as exhibits to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuances to AJB were exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 8.01 Other Events.

Settlement of Certain Litigation

As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, among other disclosure, on October 15, 2018, the Company closed the Purchase and Sale Agreement (the “EZ Agreement”) with EZ-CLONE Enterprises, Inc., a California corporation (the “EZ”). The Company was unable to close the EZ Agreement in accordance with the terms and conditions thereof.

On September 15, 2020, the Company received notice that William Blackburn and Brad Mickelsen (“Plaintiffs”), the minority shareholders of EZ-CLONE Enterprises, Inc., a majority owned subsidiary of the Company, filed a complaint against the Company, in the Superior Court of California, County of Sacramento (“Complaint”) for claims related to breach under the EZ Agreement. The Complaint alleged, among other things, that the Company made certain false representations and other claims to consummate the transaction and as a result has failed to complete the second closing as required under EZ Agreement. The Plaintiffs were seeking rescission of the EZ Agreement, unspecified damages in excess of ten thousand dollars, and other equitable relief.

On September 15, 2020, the Company filed a notice of removal with the California Superior Court, County of Sacramento, and the United States District Court for the Eastern District of California. The case was removed to Federal District Court for the Eastern District of California and Plaintiffs filed an Ex Parte Application for TRO and an Order for Preliminary Injunction with the Federal Court. The TRO was granted on September 16, 2020, and a preliminary injunction hearing was scheduled for September 29, 2020. After reviewing all pleadings and oral arguments at the hearing, the Court issued a ruling granting Plaintiffs’ request for a preliminary injunction. The parties provided legal briefs to the Federal court to determine if rescission should be granted. The Court did not reach a decision on this issue and denied, without prejudice, the Company’s effort to reverse the preliminary injunction.

On December 29, 2022, to avoid the costs, risks, and uncertainties inherent in litigation, the Company, EZ and William Blackburn (collectively, the “EZ Parties”) entered into that certain Settlement Agreement and General Mutual Release (the “Settlement Agreement) whereby the Company and the EZ Parties agreed to settle, compromise, fully, and finally resolve all the disputes and potential disputes between them pursuant to the terms and conditions of the EZ Agreement. Among other things, the Company will relinquish such number of shares such that the Company owns an aggregate number of EZ shares less than 20% and in exchange EZ will assume certain obligations of the Company under the lease for the real property on which EZ conducts its business and EZ will cooperate with Company to reach an agreement with the present landlord eliminating all liability the Company may have under the current lease terms. Both Parties agree that the terms of the Settlement Agreement are fair and equitable and that all such disputes, known or unknown, between them are forever discharged and extinguished. By agreement of the parties the Settlement Agreement is deemed performed and complete as of December 31, 2022.

The Settlement Agreement is filed as an exhibit to this Current Report on Form 8-K. The description above is qualified in its entirety by reference to the full text of the Settlement Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement dated December 29, 2022, between Growlife, Inc. and AJB Capital Investments, LLC

10.2	Promissory Note dated December 29, 2022, issued by Growlife, Inc. to AJB Capital Investments, LLC

10.3	Security Agreement, dated December 29, 2022 between Growlife, Inc. and AJB Capital Investments, LLC

10.4	Settlement Agreement and General Release dated December 29, 2022, by and among Growlife, Inc., EZ-Clone Enterprises, Inc., and William Blackburn

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: January 5, 2023	/s/ David Dohrmann
	By:	David Dohrmann
	Its:	Chief Executive Officer